UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 5, 2015
__________________________

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

135 N Los Robles Ave., 7th Floor
Pasadena, California 91101
(Address of principal executive offices, including zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On May 5, 2015, East West Bancorp, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

The following are the voting results of each matter submitted to the Company’s stockholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the ten nominees for director were elected to the Company’s Board of Directors and the Company’s stockholders approved the proposal to ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for 2015. The advisory vote regarding the Company’s executive compensation as set forth in the Proxy Statement was approved.

1.	Election of the following ten nominees to the Company’s Board of Directors:

	Votes Cast For	Withheld	Votes Abstained	Broker Non- Votes
Molly Campbell	120,685,214	745,399	N/A	13,791,011
Iris S. Chan	120,665,678	764,935	N/A	13,791,011
Rudolph I. Estrada	120,089,858	1,340,755	N/A	13,791,011
Julia S. Gouw	121,135,486	295,127	N/A	13,791,011
Paul H. Irving	120,120,420	1,310,193	N/A	13,791,011
John M. Lee	120,602,588	828,025	N/A	13,791,011
Herman Y. Li	120,365,410	1,065,203	N/A	13,791,011
Jack C. Liu	120,367,853	1,062,760	N/A	13,791,011
Dominic Ng	119,511,302	1,919,311	N/A	13,791,011
Keith W. Renken	120,362,300	1,068,313	N/A	13,791,011

2.            Ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2015.

Votes Cast For	Votes Against	Votes Abstained	Broker Non- Votes
135,102,973	75,721	42,930	—

3.	In a non-binding advisory vote regarding compensation as disclosed in the 2015 Proxy Statement, the votes are as follows:

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
119,341,000	1,905,965	183,648	13,791,011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAST WEST BANCORP, INC.

Date: May 7, 2015	By: /s/ Douglas P. Krause Douglas P. Krause, Esq., Executive Vice President and General Counsel